Exhibit 10.23

[Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.]

AMENDED AND RESTATED MASTER SERVICES AGREEMENT

This Amended and Restated Master Services Agreement (“Agreement”) is dated August 28, 2018 (the “Restated Effective Date”) and is between Inhibrx, Inc. (“Client”) and WuXi Biologics (Hong Kong) Limited (“Provider”).

A. Client discovers and develops biologics.

B. Provider coordinates the biologics development and manufacturing services that are provided by certain affiliated operating companies.

C. The parties desire that Provider provides services to Client on a project-by-project basis. The services for each project (the “Services”) will be provided pursuant to a separate and distinct contract (a “Work Order”), each of which shall incorporate the terms of this Agreement.

D. The parties entered into that certain Master Services Agreement dated as of February 27, 2017 (the “Original Agreement”).

E. The Parties desire to amend and restate the Original Agreement to include certain additional terms related to a period of time during which Client will exclusively use Provider for GMP manufacturing of human biotherapeutics, subject to certain limitations, terms and conditions set forth in this Agreement.

The parties therefore agree as follows:

1.	DEFINITIONS

1.1	“Affiliate” of an entity means any other entity that directly or indirectly Controls, is controlled by, or is under common Control with, the person.

1.2

“Applicable Law” means all applicable laws, rules, regulations, including but not limited to cGLP and cGMP and other official guidelines and directives relevant to the activities performed under this Agreement and/or the manufacture, storage, supply, use, marketing or sale of a Product.

1.3	“Cell Line” means cell lines developed to produce Product.

1.4

“Certificate of Analysis” means a certificate, complying with Applicable Law and, that verifies that a Product meets the applicable Specifications, including the results of the analysis and testing of such Product, in a form agreed to by the parties.

1.5

“Certificate of Compliance” means a document, in a form agreed to by the parties, issued by Provider with respect to a batch of Product that certifies such Product’s conformance with the Specifications and manufacture in accordance with applicable standard operating procedures, master batch records, and Applicable Laws.

1.6	“cGLP” means the most current version of the good laboratory practice standards promulgated by the FDA and ICH, as in effect on the Effective Date and as amended or revised after the Effective Date.

1.7

“cGMP” means the most current version of the good manufacturing practice standards promulgated by the FDA and ICH, as in effect on the date of manufacture or processing of Product and as amended or revised after the Effective Date.

1.8

“Confidential Information” of a party means all information and materials disclosed by or on behalf of such party (the “Disclosing Party”) to the other party (the “Receiving Party”) or its Related Persons (as defined in Section 9.1) in connection with this Agreement that is reasonably considered to be confidential or proprietary. The Confidential Information of both parties includes the existence and terms of this Agreement, and the nature of any dispute and the outcome of any arbitration proceedings arising out of or in connection with this Agreement.

1.9	“Control” of an entity means (a) owning 50% or more of the voting securities or other ownership interests of such or (b) otherwise having the power to direct the management or policies of such entity.

1.10

“Discount Eligible Sublicensees” means a third party that [***] from Client or an Affiliate of Client to [***] a Product that is the subject of a Discounted Project the Work Order for which is initiated on or after the Restated Effective Date or which [***] or obtaining of other rights by such third party occurs on or following the Restated Effective Date.

1.11

“Discounted Project” means a project for which the Services to be provided by under the Work Order for such project include one or more of the following: [***], and services related to any of the foregoing; provided that projects directed to [***] Products are excluded from the Discounted Projects.

1.12

“Documentation” means (a) any written or electronic documentation to be provided by Provider to Client for the purpose of registering a Product before national or regional authorities, including without limitation any information as is required for the Chemistry, Manufacturing and Controls (“CMC”) section of an Investigational New Drug application (or a similar application filed with a regulatory authority in any jurisdiction outside the United States, each an “IND”) or New Drug Application (or a corresponding application filed with a regulatory authority in any jurisdiction outside the United States, each an “NDA”) or Biologics License Application (or a corresponding application filed with a regulatory authority in any jurisdiction outside the United States, each a “BLA”) for such Product and the master batch record, and (b) any other written or electronic documentation to be provided by Provider to Client as specified in a Work Order.

1.13	“EMA” means the European Medicines Agency or any successor agency thereto.

1.14	“FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.15	“ICH” means the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use or any successor agency thereto.

1.16	“Integrated Project” means a Discounted Project that includes at least cell line development, cell culture and purification development and biologics manufacturing (non-cGMP and/or cGMP).

1.17

“Intellectual Property” means any data, results, inventions, know-how, trade secrets, computer software programs and other proprietary information, and all rights and intellectual property rights therein and thereto, including patents and patent applications, trademarks, trade names, service marks, domain names, copyrights and copyright applications and registrations, schematics, and industrial models.

1.18	“Original Effective Date” means February 27, 2017.

1.19	“Product” means the product, or a part or derivative of the product, described in a Work Order that is to be manufactured by Provider through the Services or to be produced by a Cell Line.

1.20	“Quality Agreement” is defined in Section 1.2 of Exhibit B.

1.21

“Regulatory Authority” means the FDA, the EMA, or each of their successors, and any equivalent foreign regulatory authorities (whether national, supra-national or local) with competent jurisdiction over a Product, including the manufacturing, marketing, price and/or price reimbursement of or for a Product or any other governmental authority with jurisdiction over either party.

1.22

“Tech Transfer Project” means a Discounted Project that does not include cell line development and cell culture and purification development, but includes biologics manufacturing (non cGMP and/or cGMP).

2.	SERVICES

2.1

Work Orders. Provider shall provide the Services to Client pursuant to each Work Order that is entered into by the parties during the term of this Agreement. The preferred form of Work Order is provided in Exhibit A. Each Work Order will automatically incorporate the terms and conditions of this Agreement, and this Agreement together with each Work Order (including any attachments or schedules thereto), but separate and apart from any other Work Order, shall constitute the entire agreement between the parties for the performance of any Services defined in the applicable Work Order. If there is a contradiction between a provision of this Agreement and a Work Order, then the provision in this Agreement will take precedence unless the Work Order specifically states that it takes precedence over the provision. Each Work Order shall be binding on the parties only if signed by an authorized representative of Client and Provider.

2.2	Manufacturing. Certain manufacturing terms are provided in Exhibit B.

2.3	Subcontracting; Affiliates

(a)

Provider shall not subcontract or delegate any of the Services to any third party without Client’s prior written consent, except Provider may delegate or subcontract the Services to an Affiliate listed in Exhibit C. If the Services are provided by an Affiliate or any other third party, then references to Provider in this Agreement will be deemed to also include the Affiliate or such third party with the necessary modifications. Provider shall be liable for the performance of the Affiliate or such third party to the same extent as if the performance was that of Provider.

(b)

An Affiliate of a party may enter into a Work Order instead of the party. If a Work Order is entered into by an Affiliate, then references to the party in this Agreement will be deemed to be references to the Affiliate with the necessary modifications. The party shall be liable for the performance of the Affiliate to the same extent as if the performance was that of the party.

3.	EXCLUSIVITY

3.1

Exclusivity Period. For three (3) years from the Restated Effective Date (“Exclusivity Period”), Client agrees, subject to the terms and condition of this Agreement, to exclusively use Provider as its cGMP manufacturer for its human biologics therapeutics for which Client plans to first initiate clinical studies outside of China. The foregoing exclusivity is conditioned upon and subject to: (i) Provider’s ability to provide Services and Products in accordance with this Agreement (including the Quality Agreement) and the applicable specifications, in the quantities, and on the timeframes reasonably requested by Client; (ii) this Agreement not having been terminated by Client; (iii) Client’s right to engage a second-source and/or back-up supplier for any and all Products; and (iv) Client’s sublicensees’ right to utilize their own development and manufacturing resources, including third party resources. In addition, the foregoing exclusivity shall not apply to Client’s programs or Products designated “INBRX101” or “INBRX110.”

3.2

Priority Treatment. During the Exclusivity Period, Provider and its affiliates will provide Client priority in lead time for all Integrated Projects and Tech Transfer Projects. All Integrated Projects shall be initiated no less than [***] ([***]) [***], and all Tech Transfer Projects shall be initiated [***] ([***]) [***], of entry into the relevant Work Order.

3.3

Exclusivity Expiration. Upon expiration of the Exclusivity Period, Client will have the option, in its sole discretion and any time, to convert Provider’s manufacturing appointment for Products subject to the exclusivity set forth in Section 3.1 from exclusive to non-exclusive and (i) grant an Affiliate, sublicensee, subcontractor or any other third party the right to manufacture Products for Client, and/or (ii) manufacture Products for itself.

3.4

Tech Transfer. For any Product to which the exclusivity set forth Section 3.1 applies, at any time after expiration of the Exclusivity Period, and for any Product not subject to the exclusivity set forth in Section 3.1 or in furtherance of Client’s right to engage a second-source and/or back-up supplier for any and all Products at any time, Client may provide Provider with a written of “Transfer Election.” Upon receipt of a Transfer Election notice, Provider shall, with the respect to the Product or Products that are the subject of the Transfer Election: (a) transfer to Client or Client’s designee all know-how, information, techniques, methods processes, data, documentation and other intangible technology and (b) provide technology transfer assistance to Client, or to Client’s designee, including assistance to procure such equipment and other tangible materials, in each case as is reasonably necessary or useful for Client or its designee to conduct the manufacturing process(es) for the Product. In connection with such transfer Provider shall assist Client or its designee to implement and establish such manufacturing process(es) at Client or its designee’s facility, including by making employees of appropriate skill and experience available to Customer or its designee to consult with and assist Client or its designee in such implementation. After such transfer, Provider shall comply with Client’s reasonable supplemental requests for information necessary or useful for such implementation of such manufacturing process(es). Unless otherwise set forth in the applicable Work Order or agreed by the parties in writing, Client will reimburse Provider for all reasonable and documented time spent by Provider’s personnel to perform activities set forth in this Section (on an FTE basis) and reasonable out-of-pocket costs incurred by Provider to perform activities set forth in this Section.

4.	SERVICE FEE; PAYMENT

4.1

Service Fee. Client shall pay Provider a service fee in the amount and manner provided in the applicable Work Order (the “Service Fee”) for the Services rendered by Provider in accordance with the terms and conditions of this Agreement and the applicable Work Order. The Service Fee shall be charged in accordance with a fixed-sum or other pricing structure as stated in the applicable Work Order. A fixed-sum Service Fee is a fixed amount based on the estimated cost of the Services. The Service Fee is exclusive of any and all applicable taxes of any nature imposed by or under the authority of any governmental authority on sale of services to the Client (such as sales, services and consumption taxes).

4.2	Discounted Projects.

(a)

During the Exclusivity Period, Provider and its affiliates shall provide reduce the price of Services on all Discounted Projects from the price set for in Exhibit D by the greatest applicable percentage, based on the aggregate number of Integrated Projects and Tech Transfer Projects for which Client has engaged Provider or its Affiliates (“Discount”):

[***] Integrated Projects or Tech Transfer Projects	[	***]%
[***] Integrated Projects or Tech Transfer Projects	[	***]%
[***] Integrated Projects or Tech Transfer Projects	[	***]%
[***] Integrated Projects or Tech Transfer Projects	[	***]%

(b)

The Discount shall apply to Services to be provided under Work Orders existing as of the Restated Effective Date (including on WBP2101, WBP2102, WBP2133 and WBP492), and the projects that are the subject of Work Orders existing as of the Restated Effective Date shall be included in the count of Integrated Projects and Tech Transfer Projects to determine the applicable Discount tier in accordance with paragraph (b) above. No retroactive discounts for Services provided prior to the Restated Effective Date will be given.

(c)

For clarity, the Discount shall not apply to [***] of (i) [***] required for Services (e.g., [***], or (ii) the direct cost of approved, non-Affiliated third-party subcontrators on Integrated Projects (provided that any such subcontracting shall require the consent of Client (in Client’s sole discretion)).

(d)

Discounts available to Client under this Agreement shall be directly available to Discount Eligible Sublicensees, subject to such Discount Eligible Sublicensee’s contracting directly with Provider and that the services provided under such contract with the Discount Eligible Sublicensee is anticipated to [***] ([***]) [***]. In addition, Provider will permit any Discount Eligible Sublicensees to place orders for Products on the same terms and conditions, with the same Discount, applicable to Client.

4.3

Price Increases. Provider may not increase the price of Services from the price set forth on Exhibit D for such Services for [***] ([***]) months from the Restated Effective Date. After [***] ([***]) months from the Restated Effective Date, Provider may not increase the price for any Services set forth on Exhibit D by more than [***] percent ([***]%) in any consecutive [***] ([***]) months period for any Services under a Work Order initiated prior to expiration of the Exclusivity Period. The price for any Services not explicitly listed Exhibit D will be mutually agreed by the parties as needed in the applicable Work Order (or otherwise), in good faith and acting reasonably, taking into account terms previously agreed upon by the parties for such services for other projects.

4.4

Expenses. Client shall reimburse Provider for reasonable out-of-pocket expenses that are (a) pre-authorized by Client in writing, (b) described in the applicable Work Order as an expense to be reimbursed by Client, or (c) described in Sections 6.1, 6.3, 7.3, 8.1(b), 10.3 and 13 as an expense to be reimbursed by Client.

4.5

Milestones. If a Work Order includes a payment for completion of a project stage or other kind of milestone, including any delivery of a deliverable (including any Documentation or Product) (“Deliverable”), then Provider shall notify Client promptly in writing after the milestone is achieved. Client will have [***] ([***]) [***] to review and verify that the milestone meets the requirements agreed to by the parties. If Client rejects a milestone due to non-compliance, then Provider will promptly re-perform the rejected milestone at no additional charge to Client. Client will be deemed to have agreed that the milestone was achieved unless it notifies Provider otherwise within the [***] ([***]) [***] period. Each milestone payment is designed to reflect fair value of the corresponding Services, and is not dependent on any other milestone unless otherwise specified in the Work Order. If Provider is unable to re-perform the milestone within a reasonable period time, then Client may terminate the applicable Work Order and receive a refund of all fees paid for the applicable Work Order. If any Deliverable is a Product, then Section 3 of Exhibit B shall apply.

4.6

Payment. Client shall pay each of Provider’s undisputed invoices within [***] of receipt by wire transfer to the account designated by Provider. Payment must be made without set-off or other deduction of any nature.

4.7

Payment Default. In the event of an undisputed overdue payment (a “Payment Default”), (a) interest of [***]% will be accrued daily ([***]% per annum) of the overdue payment as of the date of the Payment Default and (b) if such Payment Default exceeds [***] ([***]) [***], Provider may, with prior notice to Client, suspend the provision of the Services until the Payment Default is rectified by Client. If the Payment Default is not rectified within 30 days after notice of default is provided to Client, then it will be deemed an uncured material breach of the applicable Work Order, and Provider may terminate the Work Order pursuant to Section 12.2(b).

4.8

The Service Fee agreed to by the parties, subject to the Discount, will remain in place for the entire duration of each Work Order. There will be no price adjustment with respect to each Work Order unless agreed by both parties.

4.9	Currency. Client will pay the Service Fee in US dollars. There is no adjustment to the Service Fee based on any currency fluctuation.

5.	PROVISION OF SERVICES

5.1

Specifications. Provider shall provide the Services at the Facility and deliver the deliverables described in the applicable Work Order in accordance with the terms and conditions of this Agreement, the Quality Agreement (if applicable), and the applicable Work Order, including the specifications of the applicable Work Order, in a professional and workmanlike and timely manner.

5.2

Qualifications. Provider shall ensure that the persons that provide the Services (the “Personnel”) (a) have demonstrated and documented the appropriate skills, training and experience and (b) are bound by confidentiality obligations consistent with the terms of this Agreement.

5.3	Compliance. Provider shall provide the Services in compliance with Applicable Law.

5.4

On-Site Monitoring. Representatives of Client may, upon reasonable notice and at times reasonably acceptable to Provider, visit the facilities where the Services are provided and consult informally during such visits with appropriate Personnel in order to monitor the Services. The representatives will be bound by rules applicable to the facilities and may, at the reasonable discretion of Provider, be prohibited from entering or only given limited access to certain areas within the facilities. This access will not be unreasonably withheld. Provider may require that Client or the representatives execute an agreement containing reasonable terms that regulate the representatives’ conduct during their visit. Client shall be responsible for its own expenses incurred in connection with such visits.

6.	SOURCING OF MATERIAL

6.1

Materials. Provider shall, as specified in the applicable Work Order, purchase all materials necessary for the Services (the “Materials”). Client may elect to: (a) supply, at its expense, certain or all of the Material to Provider, in which case Provider shall take the inventory risk of the selected materials; Provider shall do the market research and propose a name list of vendors in compliance with Applicable Law and applicable cGLP and cGMP; or (b) amend the applicable Work Order to permit the use of a commercially available substitute. Provider shall comply with Applicable Laws pertaining to assessing and qualifying vendors supplying the Materials and ensure that the Materials comply with the terms and conditions of this Agreement, Applicable Law, and the applicable Work Order, including by regularly auditing such vendors.

6.2

Client Materials. If a Material is to be supplied by Client (a “Client Material”), then Client shall provide the Client Material at its expense in a timely manner and provide such information in Client’s possession as requested by Provider or required by Applicable Law concerning the stability, storage and safety requirements. Client will retain title to Client Materials at all times. Provider shall ensure that the Client Material will be (a) used solely for the purpose of providing the Services, (b) only distributed to Personnel on a need-to-know basis for the provision of the Services and (c) preserved and protected from loss or damage and in a manner consistent with the specifications of the applicable Work Order and any relevant standard operating procedures or other instructions provided by Client. Provider will not attempt to reverse engineer, deconstruct, or in any way determine the structure, composition nucleotide or amino acid sequences of the Client Materials. Provider understands that the Client Materials may have unpredictable and unknown biological and/or chemical properties, that they are to be used with caution, and that they are to be used in accordance with Applicable Law. Provider will fully compensate Client for any loss or damage to Client

Material caused by Provider’s willful or negligent acts or omissions or failure to comply with this Section to the extent the cost of such Client Material is reasonably verifiable.

6.3

Unused Client Materials and Other Materials. Provider shall, at Client’s option and expense, return, destroy or otherwise dispose of unused Client Materials promptly after the earlier of (a) completion of the Services for which the Client Materials were provided, (b) termination of the applicable Work Order, or (c) receipt of written instructions from Client pertaining to their disposition. Upon completion of the Services and thirty (30) days advance notice to Client, Provider may dispose of other unused Materials (but not Client Materials) at its sole discretion unless otherwise instructed by Client, otherwise providing in the applicable Work Order, or otherwise stated herein, including for the purpose of complying with any record or material retention requirements.

7.	RECORDS AND AUDIT

7.1

Record Storage. Provider shall prepare and maintain records related to the Services and the manufacture, handling and storage of Product as required by the Specifications, Quality Agreement, applicable Work Order and/or Applicable Law, including batch and other records sufficient to trace the history of each batch of Product. In addition, Provider shall, as required by the Specifications, applicable Work Order, Quality Agreement and/or Applicable Law retain representative samples from each batch of Product, for record keeping, stability testing and other purposes. All records, materials, test results, data and documentation, including Documentation, obtained or generated by Provider in the course of providing the Services, including all computerized records and files (“Records”), will be maintained in a secure area in accordance with Applicable Laws, the Quality Agreement, and industry standards. The Records are the sole and exclusive property of Client and may be used by Client without any restriction. All Records will be kept in English. Upon Client’s request, Provider shall provide Client reasonable access to, and copies of, such Records and samples.

7.2

Retention. Provider shall retain the Records for [***] ([***]) [***] after completion of the Work Order or such longer period as required below. Prior to destruction of any Record, Provider shall give [***] written notice to Client, and Client may elect during the [***] period to have the Records transferred to it or its designee. If Client does not wish to receive them, then Provider may destroy the Records. Notwithstanding the foregoing, the Records must be retained as required by Applicable Law or as otherwise necessary for regulatory or insurance purposes.

7.3

Client Audit. Provider will give Client and its representatives reasonable access to the Records and Facility during normal business hours and upon reasonable notice for inspection, at a reasonable frequency (twice a year if not for cause, required by Applicable Law or otherwise requested by a regulatory agency) copying and/or to verify that the Services are being performed in accordance with this Agreement, applicable Work Order, the Quality Agreement and Applicable Laws. Provider will promptly remedy any noncompliance, deviations, deficiencies, and/or failures caused by or within the control of Provider (“Issues”) discovered during such audit at no additional charge to Client. Provider may require that Client or its representatives execute an agreement that reasonably regulates their conduct during the audit with respect to confidential or proprietary information of Provider or Environment, Health, and Safety policies of Provider. Client shall be responsible for all its own expenses incurred in connection with such audit.

7.4

Regulatory Inspection. In the event Provider receives any notice or request from a Regulatory Authority to inspect the Facility where the Services are being performed or the Records, including but not limited to any notice of intent to inspect, notice of inspection, notice of observations, warning letter, or other written communication, Provider shall promptly notify Client in writing upon learning of such, and shall supply Client and its representatives with copies of any relevant correspondence and other relevant documentation related to such inspection and Product involved. Provider will cooperate with any such inspection by a Regulatory Authority. Client may send representatives to such Facility and may participate in those portions of such inspection where Product-related topics will be discussed. Client will be provided copies of and may review and comment on Provider’s responses to Regulatory Authority inquiries prior to submission to

Regulatory Authority. Provider shall take prompt steps to address, in consultation with Client, and correct any material concerns raised by such inspections.

7.5

Report. Without limiting any obligations of Provider to deliver to Client the applicable Documentation and other reports under a Work Order, Provider agrees to provide Client with a report, upon completion or termination of the applicable Services, describing in detail the procedures and results obtained in connection with synthesizing, analyzing, developing, testing and/or manufacturing the applicable Product(s), including, without limitation, the applicable manufacturing process(es), and all Project IP (as defined in Section 7.1(b) below). Each such report will contain sufficient detail so that Client can understand and fully implement and exploit on its own the information described therein, including such information as is required for the CMC section of an IND or NDA for such Product and the master batch record. To the extent such information has been previously disclosed in such detail to Client in the Documentation otherwise provided to Client, Provider may reference such Documentation to comply with its reporting obligations under this Section 6.5ed. Upon request by Client from time to time and at Client’s expense, Provider will provide reasonable assistance to Client to understand and implement the information contained in any such report.

8.	INTELLECTUAL PROPERTY

8.1	Ownership

(a)

Except as otherwise provided in this Agreement, (i) Provider has no rights in any Intellectual Property that is owned by or licensed to Client or any of its Affiliates (“Client IP”) and (ii) Client has no rights in any Intellectual Property that is owned by or licensed to Provider or any of its Affiliates prior to or independent of this Agreement (“Provider IP”).

(b)

All Intellectual Property conceived, created, developed, or reduced to practice by Provider or its Personnel in the course of providing the Services (“Project IP”) shall be solely and exclusively owned by Client. Provider shall ensure that each of the Personnel vests in Provider any and all rights that such person might otherwise have in the Project IP. Provider hereby assigns, and shall assign, all right, title and interest in Project IP to Client. Client will, at its expense, have sole control of filing and prosecuting applications for, and maintenance and enforcement of, patents for Project IP. Upon Client’s request, Provider shall, at Client’s expense, use reasonable efforts to assist Client to obtain, maintain and enforce the patents, including executing any assignments and other necessary documentation. Client shall promptly notify Provider of any patents granted for Project IP. Provider is responsible for all payments to be made to Personnel in accordance with Applicable Law requiring remuneration for inventions.

(c)

Notwithstanding the foregoing, Intellectual Property created or developed in connection with the provision of the Services (i) that relates to generally applicable experimental methods (“Experimental Methods IP”), (ii) that relates to generally applicable manufacturing processes developed solely at Provider’s expense (“Manufacturing Improvements”) or (iii) that is derivative of Provider IP (“Provider Derivative IP”) be solely and exclusively owned by Provider and considered Provider IP and not Project IP; except that Experimental Methods IP, Manufacturing Improvements and/or Provider Derivative IP shall not be Provider IP and shall be Project IP if it is (x) not independent of the Product (y) is a process, analytical method, or formulation to be developed under this Agreement, provided that any Intellectual Property that, or (z) is dependent on or specific to Product, or constitutes a process or formulation to be developed under this Agreement.

8.2	General Licenses

(a)	Client hereby grants on behalf of itself and its Affiliates, to Provider and its Affiliates a non-exclusive, fully-paid, royalty-free, non-transferable (except with permitted assignment of this

Agreement), limited right and license to use Client IP and Project IP solely for the purpose of providing the Services during the term of this Agreement.

(b)

Provider hereby grants, and shall ensure that each applicable Affiliate will promptly grant, to Client and its Affiliates a non-exclusive, fully-paid, royalty-free, nontransferable (except with permitted assignment of this Agreement), perpetual, worldwide, irrevocable, right and license (including the right to grant and authorize sublicenses) to use Provider IP other than Manufacturing Improvements for the sole purpose of using the Deliverables and for developing, making, having made, using, selling, offering for sale, importing and exporting the Products during and after the term of this Agreement. Provider shall, at the request of Client, negotiate in good faith mutually agreeable terms for the grant of right and license to Client or its designee under Manufacturing Improvements for the purpose of using the Deliverables and for developing, making, having made, using, selling, offering for sale, importing and exporting the Products.

7.3

[***]-Cell Line License. If Client elects to use Provider’s proprietary [***]-Cell Line (the “Cell Line”) for the manufacture of Product by Client or a third party, then Client shall purchase and Provider shall grant to Client and its Affiliates a worldwide, fully paid-up, royalty free, irrevocable, perpetual, non-exclusive license (with the right to grant and authorize sublicenses) to use and otherwise exploit the Cell Line for the purposes of researching, developing, making, having made, selling, offering for sale, importing, exporting, and commercializing the Product (the “License”), which election shall be made no later than Client’s initiation of manufacturing of proteins for use in Product to support Phase 1 studies for such Product. If desired by Client, Client shall request a License in writing, at which point, the License shall be deemed granted by Provider to Client, and the Client shall pay a license fee within [***] days of receipt of an invoice from Provider as follows: (1) [***]. Provider represents and warrants that it has the full right, power and authority to grant all of the right, title and interest in the license granted under this Section and that to its knowledge, the Cell Line (including use thereof) does not infringe or misappropriate any intellectual property rights of any third party. Upon grant of the License and Client’s request, Provider shall transfer the Cell Line to Client or Client’s designee. Under no circumstances, would Client be allowed to perform any cell line engineering activities, such as over expression, deletion or modification of any genes, or genome sequences on the Cell Line, provided that the foregoing shall not limit any activities used in the manufacture Product.

9.	REPRESENTATIONS AND WARRANTIES

9.1

Mutual. Each party represents and warrants that (a) it validly exists under the laws of the jurisdiction in which it was organized, (b) it has the full power, right and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, (c) this Agreement once executed will constitute a legal, valid and binding agreement enforceable against it and (d) its performance of this Agreement will not conflict with any obligations it may have to any other person.

9.2	Infringement. Each party represents and warrants that, to the best of its knowledge, the Services will not infringe or misappropriate the Intellectual Property rights of any third party.

9.3

Debarment. Provider represents and warrants that neither it nor any of the Personnel has been debarred, or, to the best of its knowledge, is under consideration for debarment, by the FDA from working in or providing services to any pharmaceutical or biotechnology company pursuant to the Generic Drug Enforcement Act of 1992 or any other Regulatory Authority pursuant to analogous laws and Provider will not use any Personnel who has been debarred in performing the Services for Client. Provider shall promptly notify Client in writing if any such proceedings have commenced or if Provider or any of its Personnel or subcontractors are debarred by the FDA or other Regulatory Authority.

9.4

Compliance with Law. Each party (a) represents and warrants that neither it nor any of its Affiliates violated any Applicable Law in connection with actions leading up to entry into this Agreement or any Work Order and (b) shall, and shall ensure that each applicable Affiliate will, comply with all Applicable Law in connection with performance of this Agreement and any Work Orders. Each party shall immediately notify the other party upon becoming aware of a breach of this Section. Breach of this Section with respect to the U.S. Foreign Corrupt Practices Act or any other anti-bribery law will be deemed an incurable material breach for purposes of Section 11.2(b).

9.5

Services, Deliverables and Products. Provider represents and warrants that (i) it has all necessary permits, licenses, registrations and government authorizations as may be necessary under Applicable Law to perform the Services, (ii) the Services will be performed in accordance with this Agreement, the Quality Agreement, Applicable Laws, and the applicable Work Order, (iii) the Facility where the Services are to be performed is adequately equipped with equipment, space, and infrastructure to provide the Services, (iv) all equipment used in the manufacture of Product will comply with the requirements of Applicable Law and (v) the Deliverables and Products will be free and clear of all liens, encumbrances, security interests and other claims when delivered to Client.

9.6

Disclaimer. Except as expressly set forth herein, Client makes no representations or warranties of any kind, express or implied, with respect to the Client Materials or any information provided hereunder.

10.	INDEMNIFICATION; LIMITATION ON LIABILITY; INSURANCE

10.1

Third Party Claims. Subject to Section 10.3, Each party shall defend, indemnify and hold the other party and its Affiliates and its and their directors, partners, officers, employees, agents and consultants and legal, financial, accounting and other advisors (“Related Persons”) harmless from and against any and all liabilities, damages, and expenses (including reasonable attorneys’ fees) (“Losses”) resulting from any third party claims, demands, suits or proceedings (“Claims”) to the extent arising out of or relating to (a) in the case that Provider is the indemnifying party, its performance of the Services, , (b) in the case that Client is the indemnifying party, its use of Project IP or Deliverables produced under a Work Order, (c) a material breach of this Agreement by the indemnifying party, (d) a violation of Applicable Law by the indemnifying party or any of its Related Persons or (e) the negligence, recklessness or willful misconduct of the indemnifying party or any of its Related Persons during the course of activities carried out in connection with this Agreement. The indemnification obligations set forth in this Section 9.1 do not apply to the extent that the Loss arises in whole or in part from (i) the negligence, recklessness or willful misconduct of the indemnified party or any of its Related Persons, (ii) breach of this Agreement by the indemnified party, or (iii) events for which the indemnified party is responsible for indemnifying the other party under this Agreement.

10.2

Intellectual Property Claims. Subject to Section 10.3, Client shall defend, indemnify and hold Provider and its Related Persons harmless from and against Losses resulting from Claims arising out of or related to infringement by Client of any Intellectual Property rights relating to the Services or the Product except to the extent such Claims are based on Provider IP, the Cell Line and any manufacturing process that is independent of the Product. Subject to Section 10.3, Provider shall defend, indemnify and hold Client and its Related Persons harmless from and against Losses resulting from Claims arising out of or related to infringement of any Intellectual Property rights related to the Services and to the extent based on Provider IP, the Cell Line and any manufacturing process that is independent of the Product.

10.3

Defense. Each party shall notify the other party promptly upon learning of a Claim that is subject to indemnification pursuant to Section 10.1 or 10.2. The indemnifying party may control, at its own expense, the defense of the Claim in good faith with counsel of its choice as long as such counsel is reasonably acceptable to the indemnified party. The indemnified party shall use reasonable efforts to cooperate in the defense and may participate at its own expense using its own counsel. No compromise or settlement of any Claim may be made by the indemnifying party without the indemnified party’s written consent unless (a) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, (b) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (c) the indemnified party’s rights under this Agreement are not adversely affected.

10.4	Limitations on Liability

(a)

Except for Losses arising from breach of confidentiality obligations or Section 8, from a party’s gross negligence or willful misconduct, or Losses payable to a third party pursuant to an indemnification obligation under this Agreement based on violation of Applicable Law or infringement of Intellectual Property, neither party will be liable to the other party for breach-of-contract damages that (i) the breaching party could not reasonably have foreseen on entry into this Agreement or (ii) result from special circumstances of the non-breaching party, including but not limited to consequential, incidental, punitive, or indirect damages, including lost profits.

(b)

Except for Losses arising from breach of confidentiality obligations or Section 8, from a party’s gross negligence or willful misconduct, or Losses payable to a third party pursuant to an indemnification obligation under this Agreement based on violation of Applicable Law or infringement of Intellectual Property, either party’s maximum aggregate total liability in connection with a Work Order will not exceed greater of two times the total payments received by Provider under the Work Order.

10.5

Insurance. Each party shall ensure that insurance coverage is carried and maintained with a financially sound and reputable insurer against loss from such risks and in such amounts as is sufficient to support its obligations under this Agreement. Each party shall provide a copy of the applicable insurance policy if requested by the other party.

11.	CONFIDENTIALITY AND PUBLICITY

11.1

Confidentiality. Subject to Section 11.2, during the term of this Agreement and for ten years thereafter, the Receiving Party shall, and shall ensure that its Related Persons will, (a) maintain the Confidential Information in confidence, (b) not use the Confidential Information other than in connection with this Agreement and (c) not disclose the Confidential Information to any third party other than (i) in the case of Provider, those of its Related Persons that have a need to know the Confidential Information for the performance of the Services and are obligated to maintain the Confidential Information in confidence, (ii) in the case of Client, those of its Related Persons that have a need to know the Confidential Information to perform Client’s obligations or exercise Client’s rights under this Agreement and (iii) to the extent required by Applicable Law only after the Receiving Party gives the Disclosing Party reasonable advance notice of such disclosure and uses reasonable efforts to secure confidential treatment of the Confidential Information and (iv) is require by any regulatory body with authority to request such confidential information. Notwithstanding the foregoing, the existence of this Agreement and its terms may be disclosed confidentially to professional advisors and in connection with a potential financing, investment, licensing, or acquisition, or as may be required by Applicable Law. Notwithstanding anything to the contrary in this Agreement, all information relating to the Client Materials and all information with respect to the Products (or the composition of matter, or method of manufacture or use thereof), and all Record, will be deemed to be the Confidential Information of Client and not Provider.

11.2

Exceptions to Confidentiality. The Confidential Information shall not include to information or materials to the extent (a) the information or materials is public knowledge or becomes public knowledge after disclosure through no fault of the Receiving Party or any of its Related Persons, (b) the information or materials can be shown by the Receiving Party to have been in its or any of its Related Persons’ possession prior to disclosure with rights to use and disclose such information or materials, (c) the information or materials was received with rights to use and disclose such information or materials from a third party in compliance with such third party’s obligations to maintain the information or materials in confidence, or (d) the Receiving Party can show that equivalent information or materials was developed independently by the Receiving Party or any of its Related Persons without use of or reference to the Disclosing Party’s Confidential Information.

11.3

Return of Confidential Information. Upon request in writing by the Disclosing Party, the Receiving Party shall cause all Confidential Information of the Disclosing Party to be promptly destroyed or returned to the Disclosing Party; provided, however, that (a) the Receiving Party may retain a single secure copy of any Confidential Information of the Disclosing Party as required by Applicable Law, for the purpose or determining its compliance with its obligations hereunder or, in the case of Client, exercise of its rights hereunder and (b) electronic back-up files that have been created by routine archiving and back-up procedures need not be deleted.

11.4

Services to Third Parties. Provider and its Affiliates may have in the past provided, and may currently or in the future provide, services to other customers that are similar to the Services. Provider is absolutely committed to protecting its customers’ Intellectual Property, and shall not use the Intellectual Property of Client for the benefit of any person other than Client or other than as expressly authorized by this Agreement. In order to protect the Confidential Information of Client and the confidential information of other customers, Provider shall use no less than reasonable efforts to ensure that other customers do not seek the disclosure of, or receive disclosure of, Confidential Information of Client, and Client shall not seek the disclosure of confidential information of other customers.

11.5

Publicity. Each party shall not, and shall ensure that its Related Persons will not, use the name, symbols or marks of the other party or any of its Affiliates in any advertising or publicity material or make any form of representation or statement that would constitute an express or implied endorsement by the other party or any of its Affiliates of any commercial product or service without the other party’s or Affiliate’s prior written consent. For the avoidance of doubt, Client may disclose Provider in any regulatory filings related to the Products.

12.	TERM AND TERMINATION

12.1

Agreement. The term of this Agreement commences on the Effective Date and will terminate on the date either party elects to terminate it with at least thirty (30) days advanced notice to the other party, provided that a party may only terminate this Agreement if all Services under pending Work Orders have been completed, or as otherwise agreed to by the Parties.

12.2	Work Orders. The term of each Work Order commences on the date indicated in the Work Order and will terminate upon completion of the Services defined therein. Notwithstanding the foregoing:

(a)	Client may terminate a Work Order or this Agreement at any time with three months’ advance notice to Provider; or

(b)

Either party may terminate a Work Order immediately upon notice to the other party if (i) a material breach of the Work Order by the other party remains uncured 60 days after notice of the material breach was received by the other party and (ii) the material breach was not caused by the party terminating the Work Order or any of its Affiliates.

12.3

Survival. Upon termination of this Agreement or a Work Order, all outstanding rights and obligations between the parties arising out of or in connection with this Agreement or the Work Order, as the case may be, will immediately terminate, other than any right or obligation (a) that matured prior to the effective date of the termination and (b) included under Sections 1, 2.3(b), 3.4, 4.2, 6.2, 6.3, 7.1, 7.2, 7.4, 8.1, 8.2(b), 8.3, 9, 10, 11, 12.3, and 14. If requested by Client, Provider shall complete the manufacturing of Products that began prior to the date Provider receives notice of termination from Client, if feasible, which manufacturing shall remain subject to the terms of this Agreement (including the payment of applicable Service Fees).

12.4

Termination Fee. If a Work Order is terminated by Client without cause or Provider with cause, then Client shall pay Provider for the Services rendered and all non-cancelable obligations in connection with the Services.

12.5

Special notes for cancellation of GMP manufacturing. If a notice to cancel GMP manufacturing in the executed Work Order and/or this Agreement by Client, other than for reason of a breach of this Agreement by Provider, is received, Provider will use reasonable efforts to find an alternative client to fill the manufacturing slot. In the case where no alterative client can be identified to fill the slot(s), a termination charge will be applied based on the following:

•

no termination charge except cost of raw materials purchased by Provider for purposes of Development and Production under the applicable Work Order and/or the Agreement (as the case may be), if the cancellation notice is received [***] calendar days before the scheduled vial thaw;

•

[***] of GMP batch fee plus cost of raw materials purchased by Provider for purposes of Development and Production under the applicable Work Order and/or the Agreement (as the case may be), if the cancellation notice is received [***] calendar days before the scheduled vial thaw;

•

[***] of GMP batch fee plus cost of raw materials purchased by Provider for purposes of Development and Production under the applicable Work Order and/or the Agreement (as the case may be), if the cancellation notice is received [***] calendar days before the scheduled vial thaw;

•

[***] of GMP batch fee plus cost of raw materials purchased by Provider for purposes of Development and Production under the applicable Work Order and/or the Agreement (as the case may be), if the cancellation notice is received [***] calendar days before the scheduled vial thaw; and

•

[***] of GMP batch fee plus cost of raw materials purchased by Provider for purposes of Development and Production under the applicable Work Order and/or the Agreement (as the case may be), if the cancellation notice is received [***] calendar days before the scheduled vial thaw.

The GMP batch fee shall be expressly specified in the applicable Work Order. Client shall own any raw materials paid for by Client.

13.	SHIPPING

13.1

Shipping by Provider to Client. Time is of the essence in all Deliverables and Products to be delivered to Client. All materials to be provided by Provider to Client will be delivered FCA (carrier named by Client) (Incoterms 2010), including Product and other deliverables produced under a Work Order, returned Client Materials, returned Records and returned Confidential Information. For the avoidance of doubt, FCA (carrier named by Client) means Provider is responsible for handing over the materials suitably packaged to maintain quality, cleared for export, to a carrier named by Client, at which time Client assumes risk of loss and pays all costs for delivery to the final destination,: if Provider is delayed in delivering any Deliverable or Products by more than [***] ([***]) [***] business days and Provider shall give Client a credit equal to the following late fees as liquidated damages

•	[***] of the GMP batch fee if delayed by [***] business days or more

•	[***] of the GMP batch fee if delayed by more than [***] business days or more

The liquidated damages obligations set forth in this Section 13.1 do not apply to the extent that the damages arises in whole or in part from Client’s fault, including but not limited to late delivery of Materials provided by Client and Client Materials.

13.2

Shipping by Client to Provider. All materials to be provided by Client to Provider will be delivered DDP (site designated by Provider) (Incoterms 2010), including Materials provided by Client and Client Materials. For the avoidance of doubt, DDP (site designated by Provider) means Client is responsible for delivery to and unloading at the site designated by Provider and pays all costs including import duties and taxes.

13.3

Packaging. All Product delivered pursuant to a Work Order shall (i) be packaged in containers in accordance with the Specifications or as otherwise agreed by the parties in writing and (ii) meet the Specifications and (iii) be manufactured in accordance with Applicable Law, including cGMP. Each such container shall be individually labeled with, at a minimum, a description of its contents, including the manufacturer lot number, quantity of Product and date of manufacture and the Work Order pursuant to which it is being delivered.

14.	MISCELLANEOUS

14.1

Force majeure. Neither party shall be liable for non-fulfilment of or delay in its obligations under this Agreement if such non-fulfilment or delay is due to an occurrence of an event outside the reasonable control of such party (“force majeure”). Each party shall use reasonable efforts to mitigate adverse consequences, and will promptly notify the other party in the event, of the start or stop of a force majeure. If force majeure event prevents Provider from performing the Services for more than 30 days, Client may terminate this Agreement or the relevant Work Order without payment of any termination fee.

14.2

Assignment. This Agreement may not be assigned by a party without the prior written consent of the other party; provided, however, that a party may assign this Agreement to an Affiliate or to a successor to all or substantially all of the assigning party’s business and assets related to this Agreement, whether by sale of assets, sale of stock, merger or otherwise. Any purported assignment in violation of this Section is null and void.

14.3

Notices. All notices, requests, demands and other communications required under this Agreement must be in writing and will be deemed to have been given or made and sufficient in all respects when delivered by reputable international courier to the following addresses:

To Client: Inhibrx, Inc. 11025 North Torrey Pines Rd. Suite 200 La Jolla, CA 92037 USA Attn: CEO	With a copy to: Inhibrx, Inc. 11025 North Torrey Pines Rd. Suite 200 La Jolla, CA 92037 USA Attn: Corporate Secretary
To Provider: WuXi Biologics Shanghai Co Ltd Building 1, 288 Fute Zhong Road Waigaoqiao Free Trade Zone Shanghai, China 200131 Attn: General Counsel	With a copy to: WuXi Biologics (Hong Kong) Limited Suite 2008, 20/F., Jardine House, 1 Connaught Place, Central, Hong Kong

14.4

Independent Contractor. The parties are independent contractors, and nothing contained in this Agreement may be deemed or construed to create a partnership, joint venture, employment, franchise, agency, fiduciary or other relationship between the parties.

14.5

Non-Solicitation. During the term of this Agreement and for one year thereafter, neither party shall induce or solicit (or authorize or assist in the taking of any such actions by any third party) any employee or consultant of the other party or any of its Affiliates involved with this Agreement to leave his or her employment or business association. This provision shall not be construed to prohibit the general advertisement of employment opportunities or job openings so long as such advertisements are not customized for, directed at, or targeted at, specific employees of the other party.

14.6	Governing Law. The laws of the State of Delaware, U.S.A., without giving effect to principles of conflict of laws, govern all matters relating to this Agreement.

14.7

Arbitration. The parties shall engage in good faith consultation to resolve any dispute arising out of or in connection with this Agreement. Such consultation will begin immediately after one party has delivered to the other party a request for consultation. If the dispute cannot be resolved within 30 days following the date on which the request for consultation is delivered, then either party may submit the dispute to the International Chamber of Commerce (“ICC”) for arbitration to be conducted in accordance with the Arbitration Rules of ICC in effect at the time of submission. The place of arbitration will be San Francisco, U.S.A. The official language of the arbitration will be English. The tribunal will consist of one arbitrator to be appointed by ICC. The arbitration proceedings will be confidential, and the arbitrator may issue appropriate protective orders to safeguard each party’s Confidential Information. During the course of arbitration, the parties shall continue to implement the terms of this Agreement. The arbitral award will be final and binding upon the parties, and the party to the award may apply to a court of competent jurisdiction for enforcement of the award. Notwithstanding the foregoing, each party has the right to institute an action in a court of proper jurisdiction for injunctive or other equitable relief pending a final decision by the arbitrator.

14.8

Entire Agreement; Non-Reliance. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement. Prior agreements, including the Original Agreement, are hereby superseded; provided that with respect to any conflict between this Agreement and the Original Agreement, as to any acts or omissions by the parties that occurred after the Original Effective Date but prior to the Restated Effective Date, the terms of the Original Agreement shall prevail. For the avoidance of doubt, prior confidentiality obligations are superseded to the extent that they cover Confidential Information. Each party disclaims that it is relying on any representations or warranties other than those set forth in this Agreement, and irrevocably waives any rights that it might otherwise have to extra-contractual remedies, including claims in tort relating to communications outside of this Agreement.

14.9

Amendment. No modification or waiver of any term of this Agreement or any other form of amendment to this Agreement will be binding unless made expressly in writing and signed by both parties. An amendment to this Agreement will only be incorporated into Work Orders entered into after the date of the amendment.

14.10	No Third Party Beneficiaries. The provisions of this Agreement are for the sole benefit of the parties.

14.11

Waiver. The waiver by either party of any breach of any term of this Agreement will not constitute a waiver of any other breach of the same or any other term. Failure or delay on the part of either party to fully exercise any right under this Agreement will not constitute a waiver or otherwise affect in any way the same or any other right.

14.12

Severability. If any provision in this Agreement is held to be invalid, illegal or unenforceable in any respect, then (a) the provision will be replaced by a valid and enforceable provision that achieves as far as possible the intention of the parties and (b) all other provisions of this Agreement will remain in full force and effect as if the agreement had been executed without the invalidated, illegal or unenforceable provision.

14.13

Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together constitute one and the same instrument. Executed counterparts may be exchanged by facsimile or e-mail in PDF or similar electronic format.

[Signature page follows]

Thus, this Agreement was executed on the date stated in the introductory clause.

WuXi Biologics (Hong Kong) Limited		Inhibrx, Inc.

By:	/s/ Chris Chen	By:	/s/ Mark Lappe
Name: Chris Chen		Name: Mark Lappe
Title: Director		Title: CEO

Exhibit A—Form of Work Order

WORK ORDER (NUMBER [•])

This work order (“Work Order”) is dated [•] and is between Inhibrx, Inc., with principal place of business located at 11025 North Torrey Pines Road, Suite 200, La Jolla, CA 92037 (“Client”) and WuXi Biologics (Hong Kong) Limited (“Provider”).

The terms of the Master Services Agreement between Inhibrx, Inc. with principal place of business located at 11025 North Torrey Pines Road, Suite 200, La Jolla, CA 92037 and WuXi Biologics (Hong Kong) Limited, dated [•] (the “Master Services Agreement”), are hereby incorporated by reference into this work order. References in the Master Services Agreement to a “Work Order” will be deemed to be references to this Work Order with the necessary modifications. Each capitalized term used but not defined in this work order has the meaning given in the Master Services Agreement.

1.	SERVICES INFORMATION

1.1	Title

[Project title]

1.2	Description

[Description of the Services including deliverables and specifications]

1.3	Tasks and Timeframe. Provider shall complete the Services in accordance with the following schedule:

Task	Completion Date
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]

1.4	Reporting and Transfer of Data and Results

[Description of how data and results should be reported and transferred to Client, including electronic protocols for secure transmission of data and instructions for physical handling and shipping of materials if chemicals are being synthesized or other materials are to be transferred to Client]

1.5	Additional Requirements

[Any additional requirements such as additional obligations of the parties that do not appropriately fit into the task list and special handling of materials]

2.	FEES; PAYMENT SCHEDULE

2.1	General Terms. Expenses, milestones, payment and default and other general terms are provided in Section 3 of the Master Services Agreement.

2.2	Service Fee and Upfront Payment. The Service Fee will be in USD. On signing of this Work Order, Client shall pay Provider [.] % of the Service Fee as an upfront payment.

2.3	Milestones. The table below lists milestones and related information.

Milestone	Deliverable	Milestone Payment
[Description including work required, criteria for achievement and timeline]	[•]	[•]
[•]	[•]	[•]

2.4	Payment Instructions. Unless an invoice provides otherwise, Client shall pay the invoice in USD by wire transfer to the account listed below:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

3.	COMMUNICATIONS

3.1	Technical Communications. All technical communications required under this work order are to be sent via reputable international courier or email and addressed as follows:

If to Client: Inhibrx, Inc. 11025 N. Torrey Pines Rd. Suite 200 La Jolla, CA 92037 USA Attn: Inhibrx, Inc. Tel.: [•] Email: [•]	If to Provider: [•] [•] [•] Attn: [•] Tel.: [•] Email: [•]

Thus, this work order was executed on the date stated in the introductory clause.

Inhibrx, Inc.	WuXi Biologics (Hong Kong) Limited

By:	By:
Name:	Name:
Title:	Title:

Exhibit B—Manufacturing

1.	MANUFACTURING AND COMPLIANCE

1.1

Specifications and Manufacturing Process. Provider shall manufacture each Product in accordance with the written specifications for the Product agreed to by the parties (the “Specifications”), the applicable Work Order, the Quality Agreement, and Applicable Laws. Client may modify the Specifications; provided, however, that Provider’s consent, which consent will not be unreasonably withheld or delayed, is required for any modification that would significantly increase costs. Provider shall negotiate in good faith with Client with the aim of agreeing on a mutually acceptable allocation of the increased costs. Manufacturing shall include all testing required to demonstrate conformance with the Specifications.

1.2

Quality Agreement. This Agreement incorporates the quality assurance requirements of the quality agreement mutually agreed to by the parties (the “Quality Agreement”). If there is a contradiction between a requirement of the Quality Agreement and another provision of this Agreement or a Work Order, then the requirement of the Quality Agreement will take precedence with respect to any quality related provisions, unless this Agreement or the Work Order specifically states that its provision takes precedence.

1.3

Regulatory Assistance. Provider shall, at Client’s request and as set forth in any Work Order or the Agreement, provide Client with all supporting data and information relating to manufacturing of the Product that is reasonably necessary for obtaining and maintaining regulatory approvals relating to the manufacturing.

2.	QUALITY RELEASE AND DELIVERY

2.1

Quality Release. Product may not be delivered to Client until a person authorized by Provider having the necessary qualifications, experience and authority to oversee quality assurance of the manufacture and determine the suitability of individual batches for release under Applicable Law has (a) conducted analyses using the analytical methods agreed to in writing by the parties, (b) executed the Certificate of Analysis (i.e., the written test results of a batch that is tested against the applicable criteria in the Specifications, and confirmation the batch passed the test) applicable to the Product and such other batch documentation that may be requested by Client and (c) completed any other certifications or documents including but not limited to Certificate of Compliance and other activities that may be required to release the Product under Applicable Law and the Quality Agreement. Provider will deliver a Certificate of Analysis, Documentation, completed batch documentation, any investigation reports of any Out of Specification result or Manufacturing deviation, and Certificate of Compliance along with delivery of samples of the Product for review by Client. Notwithstanding the foregoing, at Client’s request, Provider may deliver Product in quarantine prior to delivery of the Certificate of Analysis, batch documentation, and Certificate of Compliance. The request must be accompanied by Client’s written acknowledgement that (a) the Product has been delivered without a Certificate of Analysis, batch documentation, and Certificate of Compliance (b) accordingly, the Product cannot be administered to humans until transmittal of the Certificate of Analysis, batch documentation, and Certificate of Compliance and (c) that Client nevertheless accepts full risk of loss, title and ownership of the Product with the exception for any case in which the batch fails to meet Specifications. The delivery of Product in quarantine will be subject to such testing requirements as Provider may reasonably require.

2.2	Delivery. Provider shall deliver the Product in accordance with Section 12 of the Agreement.

2.3

Acceptance; Damage. Client shall diligently examine the Product as soon as practicable after receipt. Client shall notify Provider (a) within twenty (20) business days for claims relating to damage and (b) within fifteen (15) business days after Provider’s dispatch notice for claims relating to non-delivery. Client shall make damaged Product and packaging materials available for inspection and comply with reasonable requirements of any insurance policy covering the Product.

3.	NON-CONFORMING PRODUCT

3.1

Warranty. Provider warrants to Client that each Product supplied will have been manufactured in accordance with, and will comply with, this Agreement, its Work Order, the Specifications, the Quality Agreement, and Applicable Law (the “Warranty”).

3.2

Non-Conformance. Client may only reject a shipment of a Product if, within twenty (20) business days after receiving the shipment, (a) Client conducts a quality inspection and reasonably determines that the Product does not conform to the Warranty, (b) notifies Provider in writing that the Product does not conform and (c) provides supporting documentation. A shipment of Product that is not rejected pursuant to the preceding sentence will be deemed accepted by Client, provided that for any latent defect of a Product, Client shall have twenty (20) business days after Client’s discovery of such defect to notify Provider and reject such Product.

3.3

Disputes. If the parties are unable to agree as to whether a Product conforms to the Warranty, Client shall send a sample of the Product for testing at an independent, reputable quality control laboratory chosen by the parties (“Independent Laboratory”). The findings of the Independent Laboratory will be binding on the parties, absent manifest error. The cost of inspections and testing by the Independent Laboratory will initially be borne equally by each party, provided that the Client shall reimburse Provider’s costs if the Independent Laboratory determines that the Product was in compliance with the Warranty and Provider shall reimburse Client’s costs if the Independent Laboratory determines that the Product was not in compliance with the Warranty.

3.4

Reimbursement and Replacement. If the parties agree, or if an Independent Laboratory finds, that: any Product does not conform to the Warranty, then, without prejudice to any other rights which Client may have under this Agreement, Provider shall, at Client’s option, either (a) reimburse Client for any reasonable and reasonably documented costs in respect of the non-conforming Product or (b) replace the non-conforming Product with substitute Product within a time period that is acceptable to Client.

Exhibit C – Provider’s Affiliates and Service Scope

WuXi AppTec Biopharmaceuticals Co., Ltd.

Scope: biologics development and cGMP manufacturing

Address: 108/198 Meiliang Rd, Wuxi city, Jiangsu Province PR China

WuXi AppTec (Suzhou) Testing Technology Co., Ltd.

Scope: UPB testing and viral clearance

Address: Wuzhong Avenue North, Wuzhong Economic Development District, Suzhou, 215104,

P.R. China

WuXi Biologics (Shanghai) Co., Ltd.

Scope: biologics development

Address: Room 701, 7F, Huajing Road No. 2, Shanghai Free Trade Zone, China.

Exhibit D – Price Set

[***]